                                                                  EXHIBIT 10.24


                      SECOND AMENDMENT TO CREDIT AGREEMENT
                       AND REVOLVING LINE OF CREDIT NOTE


                 THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND REVOLVING LINE OF CREDIT NOTE (this "Amendment") is entered into as of August 24, 1995, by and between CIMCO, INC., a Delaware corporation ("Borrower"), and WELLS FARGO
BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

                 WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement, dated as of February 1, 1995, as heretofore amended pursuant to a First Amendment to Credit Agreement, dated as of June 9, 1995, and as may be further amended from time to time ("Credit Agreement").

                 WHEREAS, pursuant to the terms of the Credit Agreement, Borrower has executed a Revolving Line of Credit Note in favor of Bank, dated as of June 9, 1995 and in the original principal amount of $6,758,500.00 (as amended from time to time, "Revolving Note").

                 WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and the Revolving Note and have agreed to amend the Credit Agreement and the Revolving Note to reflect said changes.

                 NOW, THEREFORE, the Credit Agreement and the Revolving Note are hereby amended as follows:

                 1. The second sentence of the first full paragraph on page 2 of the Revolving Note is amended to read "The outstanding principal balance of this Note shall be due and payable in full on November 1, 1995."

                 2. A new Section 6.1 (k) is hereby added to the Credit Agreement, and shall read as follows:

                          "(k) Any Event of Default (as defined therein) shall
                 occur under the terms of that certain Promissory Note made by Borrower in favor of Bank, dated as of August 24, 1995 and in the face principal amount of $1,800,000.00."

                 3.       Compliance with the financial covenants specified in
Section 4.9 of the Credit Agreement is hereby waived by Bank for the period from April 30, 1995 through





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

October 31, 1995 only. For all points in time from and after November 1, 1995, full compliance with such Section 4.9 shall be required as though this waiver had not occurred.

                 4. Concurrently with the effectiveness of this Amendment, Borrower covenants to deliver to Bank a Pledge Agreement, in form and substance satisfactory to Bank, whereby 100% of the outstanding capital stock in Compounding Technology, Inc. ("CTI"), a California corporation and a wholly owned subsidiary of Borrower, is pledged to Bank to secure all obligations of Borrower to Bank. This Pledge Agreement shall be considered a Loan Document, as that term is used in the Credit Agreement.

                 5. Reference is made to that certain Promissory Note made by Borrower in favor of Bank, dated as of August 24, 1995 and in the face principal amount of $1,800,000. Nothing in said Note or the Loan Documents is intended to prohibit the incurrence of secured or unsecured debt by Compounding Technology, PTE. Ltd., a Singapore private company and a wholly-owned subsidiary of CTI.

                 6. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

                 7. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment, other than as heretofore disclosed in writing to Bank, there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                       CIMCO, INC., a Delaware
                                       corporation


                                       By:  /s/  RUSSELL T. GILBERT
                                            ---------------------------------
                                                 Russell T. Gilbert
                                                 President





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

                                       WELLS FARGO BANK, NATIONAL
                                       ASSOCIATION



                                       By:
                                           -----------------------------------


                                           -----------------------------------
                                                  Printed Name and Title





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
                                PROMISSORY NOTE



$1,800,000.00                                         Los Angeles, California
                                                              August 24, 1995

                 FOR VALUE RECEIVED, the undersigned CIMCO, INC., a Delaware corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender"), at its 333 South Grand Avenue (Suite 940) office in Los Angeles, California, or at such other place as may be designated in writing by Lender, the principal sum of ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100THS DOLLARS ($1,800,000.00) or so much thereof as may be disbursed by Lender to or for the benefit or account of Borrower, with interest thereon at the rate of two percent (2.0%) per annum in excess of Lender's "Prime Rate" in effect from time to time (based on a 360-day year and charged on the basis of actual days elapsed). As used herein, the term "Prime Rate" means a base rate of interest which Lender establishes from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Any change in the rate of interest on this note due to a change in the Prime Rate shall become effective on the date each change in the Prime Rate is announced within Lender. All sums owing hereunder are payable in lawful money of the United States of America, in immediately available funds.

                 Interest accrued on this note ("Note") shall be due and payable on the first day of each month commencing with the first month after the date of this Note.

                 The outstanding principal balance of this Note, together with all accrued and unpaid interest, shall be due and payable in full on November 1, 1995 ("Maturity Date").

                 This Note is secured by certain personal property pursuant to, without limitation:

                 a.               That certain Continuing security Agreement:
                                  Rights to Payment and Inventory, dated as of October 14, 1994 and executed in favor of Lender by Borrower;

                 b. That certain Security Agreement: Equipment, dated as of October 14, 1994 and executed in favor of Lender by Borrower;

                 c. That certain Pledge Agreement, dated as of August 24, 1995 and executed in favor of Lender by Borrower;





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

                 d.               That certain Third Party Security Agreement:
                                  Equipment, dated as of October 14, 1994 and executed in favor of Lender by Medical Molding Corporation of America;

                 e.               That certain Third Party Security Agreement:
                                  Rights to Payment and Inventory, dated as of October 14, 1994 and executed in favor of Lender by Medical Molding Corporation of America;

                 f.               That certain Third Party Security Agreement:
                                  Equipment, dated as of October 14, 1994 and executed in favor of Lender by Compounding Technology, Inc.; and

                 g.               That certain Third Party Security Agreement:
                                  Rights to Payment and Inventory, dated as of October 14, 1994 and executed in favor of Lender by Compounding Technology, Inc.

                 Concurrently with the execution hereof, and as a condition to the disbursement of amounts hereunder, Borrower shall pay Lender a nonrefundable loan fee of $2,000.00.

                 From and after the Maturity Date, or such earlier date as all sums owing on this Note become due and payable by acceleration or otherwise, all sums owing on this Note shall bear interest until paid in full at a rate equal to five percent (5%) per annum (based on a 360-day year and charged on the basis of actual days elapsed) in excess of the interest rate otherwise accruing under this Note.

                 Each of the following shall constitute a default (an "Event of Default") hereunder:

                 1. Failure of Borrower to pay when due any sums payable to Lender hereunder; or

                 2. The occurrence of any "Event of Default" under that certain Credit Agreement by and between Borrower and Lender, dated as of February 1, 1995, as may be amended from time to time.

                 3. The occurrence of: (a) Borrower's filing of a petition for relief under the Bankruptcy Code (11 USC Section 101-1330), as amended or recodified ("Bankruptcy Code"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, "Debtor Relief Law"); or (b) the entry or issuance of an order for Relief in a case brought against Borrower under the Bankruptcy Code or any other Debtor Relief





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

Law; or (c) Borrower's filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law, which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; or (d) Borrower's making a general assignment for the benefit of creditors; or (e) Borrower's applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or (f) the death of Borrower, if an individual, or the filing by or against Borrower of a petition seeking the liquidation or dissolution of Borrower or the commencement of any other procedure to liquidate or dissolve Borrower; or

                 4. Borrower's failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or any other Debtor Relief Law, that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan prior to the earlier of the entry of an order granting relief sought in the involuntary petition, or thirty (30) days after the date of filing of the petition; or

                 5. The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, of any corporate stock or assets, or any partnership or joint venture interest or assets, of Borrower, or of the partners or venturers of Borrower, by any shareholder, partner or venturer thereof without the prior written consent of Lender; or

                 6. A monetary default by Borrower under the terms of any agreements or instruments pursuant to which Borrower has borrowed money from any other financial institution or entity; or

                 7. The occurrence of any of the events specified in paragraphs 3, 4, 5 or 6 hereof with respect to any person or entity in any manner obligated to Lender under this Note, including, without limitation, any guarantor.

                 Upon the occurrence of any Event of Default hereunder, Lender may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if an Event of Default defined in paragraph 3 or 4 hereof occurs, or if an Event of Default defined in paragraph 7 which is an event specified in paragraph 3 or 4 hereof occurs, all sums owing hereunder shall be automatically due and payable as of the date of such occurrence.

                 If any attorney is engaged by Lender to enforce or defend any provision of this Note, or as a consequence of any Default, with or without the filing of any legal action or proceeding, then Borrower shall pay to Lender immediately upon





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

demand all attorneys' fees and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance owing hereunder as if such unpaid attorneys' fees and costs had been added to the principal.

                 No previous waiver and no failure or delay by Lender in acting with respect to the terms of this Note shall constitute a waiver of any breach, default or failure of condition under this Note. A waiver of any term of this Note must be made in writing and shall be limited to the express written terms of such waiver.

                 Except as otherwise provided in any agreement executed in connection with this Note, Borrower waives: presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses or losses and interest thereon; notice of late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

                 Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within the State of California having proper venue and also consent to service of process by any means authorized by California or Federal law.


                                        "BORROWER"

                                        CIMCO, INC., a Delaware
                                        corporation


                                        By:  /s/  RUSSELL T. GILBERT
                                             ---------------------------------
                                             Russell T. Gilbert
                                             President





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

                                PLEDGE AGREEMENT


                 This PLEDGE AGREEMENT ("Agreement"), dated as of August 24, 1995, is made by CIMCO, INC., a Delaware corporation ("Grantor"), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Secured Party"), with reference to the following facts:

                                    RECITALS

                 A. Secured Party and Grantor are parties to certain credit arrangements, including without limitation (i) that certain Credit Agreement, dated as of February 1, 1995, by and between Grantor and Secured Party, as heretofore amended (the "Loan Agreement"), and (ii) that certain Promissory Note, dated as of August 24, 1995 and in the initial face amount of $1,800,000.00 made by Grantor in favor of Secured Party.

                 B. As a condition precedent to the extension of certain credit facilities by Secured Party to Grantor, Grantor has agreed to enter into this Agreement and to pledge certain Pledged Collateral to Secured Party, all under the terms and conditions set forth in this Agreement.

                                   AGREEMENT

                 NOW, THEREFORE, in order to induce Secured Party to extend credit facilities to Grantor, and for other good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenant, agrees, and pledges as follows:

                 1. Definitions. Terms defined in the Loan Agreement and not otherwise defined in this Agreement shall have the meanings given those terms in the Loan Agreement as though set forth herein in full. The following terms shall have the meanings respectively set forth after each:

                          "Certificates" means all certificates, instruments or
                 other documents now or hereafter representing or evidencing any Pledged Securities.

                          "Obligations" means (a) all present and future
                 indebtedness of any nature of Grantor to Secured Party; (b) all obligations of Grantor to Secured Party under this Agreement; and (c) all present and future obligations of Grantor to Secured Party of other kinds. The word "indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Grantor heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated,





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

                  determined or undetermined, and whether Grantor may be liable individually or jointly, or whether recovery upon such indebtedness may be or hereafter become unenforceable.

                          "Pledged Collateral" means any and all property of
                 Grantor now or hereafter pledged and delivered to Secured Party, and includes without limitation the Pledged Securities, the Certificates representing or evidencing same, any and all proceeds and products of any of the foregoing, and any and all collections, dividends, distributions, redemption payments or liquidation payments with respect to any of the foregoing.

                          "Pledged Securities" means (i) any and all shares of
                 capital stock of COMPOUNDING TECHNOLOGY, INC., a California corporation ("CTI"), (ii) any and all securities now or hereafter issued in substitution, exchange or replacement therefor, or with respect thereto, (iii) any and all warrants, options or other rights to subscribe to or acquire any additional capital stock of CTI, and (iv) any and all additional capital stock of CTI.

                          2. Incorporation of Representations, Warranties, Covenants and Other Provisions of Loan Documents. This Agreement is one of the Loan Documents referred to in the Loan Agreement. All representations, warranties, affirmative and negative covenants and other provisions contained in any Loan Document that are applicable to the Loan Documents generally are fully applicable to this Agreement and are incorporated herein by this reference as though set forth in full.

                          3.      Creation of Security Interest.

                                  3.1      Pledge of Pledged Collateral.
Grantor hereby pledges to Secured Party and grants to Secured Party a security interest in and to all Pledged Collateral for the benefit of Secured Party, together with all products, proceeds, dividends, redemption payments, liquidation payments, cash, instruments and other property, and any and all rights, titles, interests, privileges, benefits and preferences appertaining or incidental to the Pledged Collateral. The security interest and pledge created by this Section 3.1 shall continue in effect so long as any obligation is owed to Secured Party or any commitment to extend credit to Grantor remains outstanding from Secured Party.

                                  3.2      Delivery of Certain Pledged
Collateral.  On or before the date of this Agreement, Grantor agrees to cause





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

to be pledged and delivered to Secured Party the following Pledged Collateral:

                 Certificate No. I evidencing 5000 shares of common stock of CTI, which Grantor hereby represents and warrants constitutes 100% of the capital stock of CTI.

Following the date of this Agreement, additional Pledged Collateral may from time to time be delivered to Secured Party by agreement between Secured Party and Grantor. All Certificates at any time delivered to Secured Party shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Secured Party shall hold all Certificates pledged hereunder pursuant to this Agreement. The Certificates, when delivered and pledged to Secured Party hereunder, shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party.

                 4. Security for Obligations. This Agreement and the pledge and security interests granted herein secure the prompt payment, in full in cash, and full performance of, all obligations, whether for principal, interest, fees, expenses or otherwise, including, without limitation, all Obligations of Grantor now or hereafter existing under this Agreement, and all interest that accrues on all or any part of any of the obligations after the filing of any petition or pleading against Grantor or any other person or entity for a proceeding under any bankruptcy or debtor relief law.

                 5. Further Assurances. Grantor agrees that at any time, and from time to time, at its own expense Grantor will promptly execute, deliver and file or record all further financing statements, instruments and documents, and will take all further actions, including, without limitation, causing CTI to so execute, deliver, file or take other actions, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any pledge or security interest granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to preserve, protect and maintain the Pledged Collateral and the value thereof, including, without limitation, payment of all taxes, assessments and other charges imposed on or relating to the Pledged Collateral. Grantor hereby consents and agrees that the issuers of, or obligors on, the Pledged Collateral, or any registrar or transfer agent or trustee for any of the Pledged Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of Secured Party to effect any transfer or exercise any right hereunder, notwithstanding any





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

other notice or direction to the contrary heretofore or hereafter given by Grantor or any other person or entity to such issuers or such obligors or to any such registrar or transfer agent or trustee.

                 6. Voting Rights; Dividends; etc. So long as no Event of Default under the Loan Agreement occurs and remains continuing:

                          6.1     Voting Rights.  Grantor shall be entitled to
exercise any and all voting and other consensual rights pertaining to the Pledged Securities, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Loan Agreement, or the other Loan Documents; provided, however, that Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default.

                          6.2     Dividend and Distribution Rights.  Grantor
shall be entitled to receive and to retain and use any and all dividends or distributions paid in respect of the Pledged Securities; provided, however, that any and all such dividends or distributions received in the form of capital stock shall be, and the Certificates representing such capital stock forthwith shall be delivered to Secured Party to hold as, Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property of Grantor, and forthwith be delivered to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

                 7. Rights During Event of Default. When an Event of Default has occurred and is continuing:

                          7.1     Voting, Dividend, and Distribution Rights.
At the option of Secured Party, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.1 above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to
Section 6.2 above, shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions. Secured Party shall give notice to Grantor of its election to exercise voting rights with respect to the Pledged Collateral; provided, however, that (i) neither the giving of such notice nor the receipt thereof by Grantor shall be a condition to exercise of any rights of Secured Party hereunder, and (ii) Secured Party shall incur no liability for failing to give such notice.





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

                          7.2     Dividends and Distributions Held in Trust.
All dividends and other distributions which are received by Grantor contrary to the provisions of this Agreement shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantor, and forthwith shall be paid over to Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsements).

                          7.3     Irrevocable Proxy.  Grantor hereby revokes
all previous proxies with regard to the Pledged Securities and appoints Secured Party as its proxyholder to attend and vote at any and all meetings of the shareholders of the corporations which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporations executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents; provided, however, that the proxyholder shall have rights hereunder only upon the occurrence and during the continuance of an Event of Default under the Loan Agreement. Grantor hereby authorizes Secured Party to substitute another person as the proxyholder and, upon the occurrence or during the continuance of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as no commitment to extend credit to Grantor remains outstanding from Secured Party and until such time as all Obligations have been paid and performed in full.

                 8. Transfers and other Liens. Grantor agrees that, except as specifically permitted under the Loan Documents, it will not (i) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for liens in favor of Secured Party, or (iii) take any action with respect to the Pledged Collateral which is inconsistent with the provisions or purposes of this Agreement or any other Loan Document.

                 9. Secured Party Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in Secured Party's sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this

Agreement and to preserve, maintain and protect the Pledged Collateral; (b) to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor's name, any financing statement covering the Pledged Collateral; and (d) to endorse and transfer the Pledged Collateral upon foreclosure by Secured Party; provided, however, that Secured Party shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Party shall have no liability or responsibility for any act (other than Secured Party's own gross negligence or willful misconduct) or omission taken with respect thereto. Grantor hereby agrees to repay immediately upon demand all reasonable costs and expenses incurred or expended by Secured Party in exercising any right or taking any action under this Agreement, together with interest as provided for in the Loan Agreement.

                 10. Secured Party May Perform Obligations: If Grantor fails to perform any Obligation contained herein, Secured Party may, but without any obligation to do so and without notice to or demand upon Grantor, perform the same and take such other action as Secured Party may deem necessary or desirable to protect the Pledged Collateral or Secured Party's security interests therein, Secured Party being hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest and compromise any lien which in the reasonable judgment of Secured Party appears to be prior or superior to Secured Party's security interests, and in exercising any such powers and authority to pay necessary expense, employ counsel and pay reasonable attorneys' fees. Grantor hereby agrees to repay immediately upon demand all sum so expended by Secured Party, together with interest from the date of expenditure at the rates provided for in the Loan Agreement. Secured Party shall not be under any duty or obligation to (i) preserve, maintain or protect the Pledged Collateral or any of any Grantor's rights or interest therein, (ii) exercise any voting rights with respect to the Pledged Collateral, whether or not an Event of Default has occurred or is continuing, or (iii) make or give any notices of default, presentments, demands for performance, notices of nonperformance or dishonor, protests, notices of protest or notice of any other nature whatsoever in connection with the Pledged Collateral on behalf of Grantor or any other person or entity having any interest therein; and Secured Party does not assume and shall not be obligated to perform the obligations of Grantor, if any, with respect to the Pledged Collateral.

                 11. Reasonable Care. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially similar to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any person or entity with respect to any Pledged Collateral.

                 12.      Events of Default and Remedies.

                          12.1    Rights Upon Event of Default.  Upon the
occurrence and during the continuance of an Event of Default under the Loan Agreement, Grantor shall be in default hereunder and Secured Party shall have in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that Secured Party may have under this Agreement and under applicable law or in equity, all rights and remedies of a secured party under the Uniform Commercial Code as enacted in any such jurisdiction, and in addition the following rights and remedies, all of which may be exercised with or without further notice to Grantor:

                          (a)     to notify any issuer of any Pledged
Securities, and any and all other obligors on any Pledged Collateral, that the same has been pledged to Secured Parties and that all dividends and other payments thereon are to be made directly and exclusively to Secured Party; to renew, extend, modify, amend, accelerate, accept partial payments on, make allowances and adjustments and issue credits with respect to, release, settle, compromise, compound, collect or otherwise liquidate, on terms acceptable to Secured Party, in whole or in part, the Pledged Collateral and any amounts owing thereon or any guaranty or security therefor; to enter into any other agreement relating to or affecting the Pledged Collateral; and to give all consents, waivers and ratifications with respect to the Pledged Collateral and exercise all other rights (including voting rights), powers and remedies and otherwise act with respect thereto as if Secured Party were the owner thereof;

                          (b)     to enforce payment and prosecute any action
or proceeding with respect to any and all of the Pledged Collateral and take or bring, in Secured Parties' names or in the name of Grantor, all steps, actions, suits or proceedings deemed by Secured Party necessary or desirable to effect collection of or to realize upon the Pledged Collateral;

                          (c)     in accordance with applicable law, to take
possession of the Pledged Collateral with or without judicial process;

                          (d)     to endorse, in the name of Grantor, all
checks, notes, drafts, money orders, instruments and other evidences of payment relating to the Pledged Collateral;

                          (e)     to transfer any or all of the Pledged
Collateral into the name of Secured Party or its nominee or nominees; and

                          (f)     in accordance with applicable law, to
foreclose the liens and security interests created under this Agreement or under any other agreement relating to the Pledged Collateral by any available judicial procedure or without judicial process, and to sell, assign or otherwise dispose of the Pledged Collateral or any part thereof, either at public or private sale or at any broker's board or securities exchange, in lots or in bulk, for cash, on credit or on future delivery, or otherwise, with or without representations or warranties, and upon such terms as shall be acceptable to secured Party; all at the sole option of and in the sole discretion of Secured Party.

                          12.2    Notice of Sale.  Secured Party shall give
Grantor at least five (5) days' written notice of sale of all or any part of the Pledged Collateral. Any sale of the Pledged Collateral shall be held at such time or times and at such place or places as Secured Party may determine in the exercise of its sole and absolute discretion. Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of Obligations) for and purchase for the account of Secured Party or any nominee of Secured Party the whole or any part of the Pledged Collateral. Secured Party shall not be obligated to make any sale of the Pledged Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Pledged Collateral may have been given. Secured Party may, without notice or publication, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

                          12.3    Private Sales.  Whether or not any of the
Pledged Collateral has been effectively registered under the Securities Act of 1933 or other applicable laws, Secured Party may, in its sole and absolute discretion, sell all or any part of the Pledged Collateral at private sale in such manner and under such circumstances as Secured Party may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, Secured Party may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any of the Pledged Collateral is sold at private sale, Grantor agrees that if the Pledged Collateral is sold for a price which Secured Party in good faith believe to be reasonable, then (A) the sale shall be deemed to be commercially reasonable in all respects, (B) Grantor shall not be entitled to a credit against the Obligations in an amount in excess of the purchase price, and (C) Secured Party shall not incur any liability or responsibility to Grantor in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Grantor recognizes that a ready market may not exist for Pledged Collateral which is not regularly traded on a recognized securities exchange, and that a sale by the Secured Party of any such Pledged Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of Pledged Collateral or Pledged Collateral that is privately traded.

                          12.4    Title of Purchasers.  Upon consummation of
any sale of Pledged Collateral pursuant to this Section 12, Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the Pledged Collateral sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Pledged Collateral is made on credit or for future delivery, Secured Party shall not be required to apply any portion of the sale price to the Obligations until such amount actually is received by Secured Party, and any Pledged Collateral so sold may be retained by Secured Party until the sale price is paid in full by the purchaser or purchasers thereof. Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Pledged Collateral so sold, and, in case of any such failure, the Pledged Collateral may be sold again upon like notice.

                          12.5    Disposition of Proceeds of Sale.  The net
cash proceeds resulting from the collection, liquidation, sale or other disposition of the Pledged Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys: fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Pledged Collateral, and the like; second, to the satisfaction of all obligations in such order and manner as Secured Party in its sole and absolute discretion may determine.

                 13. Covenant Not to Issue Uncertificated Securities. Grantor represents and warrants to Secured Party that all of the capital stock of each of its Subsidiaries that is a corporation is in certificated form (as contemplated by

Division 8 of the California Commercial Code), and covenants to Secured Party that it will not cause or permit CTI to issue any capital stock in uncertificated form or seek to convert all or any part of its existing capital stock into uncertificated form (as contemplated by Division 8 of the California Commercial Code).

                 14. Covenant Not to Dilute Interests of Secured Party in Pledged Securities. Grantor represents, warrants and covenants to Secured Party that it will not at any time cause or permit CTI to issue any additional capital stock, or any warrants, options or other rights to acquire any additional capital stock, if the effect thereof would be to dilute in any way the interests of Secured Party in any Pledged Securities or any corporation whose securities constitute Pledged Securities.

                 IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed as of the date first above written.

                                           "Grantor"

                                           CIMCO, INC., a Delaware
                                           corporation


                                           By: /s/ RUSSELL T. GILBERT
                                              ----------------------------
                                               Russell T. Gilbert
                                               President






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